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                                 Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



                                   /s/ Hein + Associates LLP

Denver, Colorado
April 10, 2002

                                     E-11